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As filed with the Securities and Exchange Commission on October 15, 2003

Registration No. 333-99037

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-8
TO FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIVISION COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4398884 (I.R.S. Employer Identification No.)
1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067 (Address, Including Zip Code, of Principal Executive Offices)

Hispanic Broadcasting Corporation Long-Term Incentive Plan
(formerly the Heftel Broadcasting Corporation Long-Term Incentive Plan)
(Full Title of the Plan)

C. Douglas Kranwinkle, Esq.
Executive Vice President and General Counsel
Univision Communications Inc.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067
(310) 556-7676
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

Allison M. Keller, Esq.
O'Melveny & Myers LLP
1999 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 553-6700

Approximate date of commencement of proposed sale to employees:
From time to time after the effective date of this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $0.01 per share	4,693,601(1) shares	N/A	N/A	N/A(2)

(1)
This Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement covers up to 4,693,601 shares of the Registrant's Class A common stock, par value $0.01 per share (the "Common Stock"), that were originally registered on the Registrant's Registration Statement on Form S-4 (File No. 333-99037), as amended, initially filed with the Securities and Exchange Commission on August 30, 2002 (the "Form S-4 Registration Statement"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement also covers an additional indeterminate number of shares of Common Stock that may be offered or issued pursuant to the Hispanic Broadcasting Corporation Long-Term Incentive Plan (formerly the Heftel Broadcasting Corporation Long-Term Incentive Plan and referred to herein as the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Not applicable. All filing fees payable in connection with the registration of the shares of Common Stock stated above were paid in connection with the filing of the Form S-4 Registration Statement to which this Post-Effective Amendment relates.

EXPLANATORY NOTE

        Univision Communications Inc. (the "Company") hereby amends the Form S-4 Registration Statement by filing this Post-Effective Amendment No. 2 on Form S-8 relating to up to 4,693,601 shares of Common Stock (the "Shares"). All of the Shares are issuable by the Company in connection with the exercise of options that have been granted under the Plan. The options became options to acquire shares of Common Stock as described below. All of the Shares were originally registered under the Securities Act pursuant to the Form S-4 Registration Statement and are being transferred to this Registration Statement on Form S-8 by way of this Post-Effective Amendment No. 2 to the Form S-4 Registration Statement.

        On September 22, 2003, the Company completed the merger (the "Merger") of Univision Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("UAC"), with and into Hispanic Broadcasting Corporation, a Delaware corporation ("HBC"), pursuant to the Agreement and Plan of Reorganization dated June 11, 2002 by and among the Company, UAC, and HBC (the "Reorganization Agreement"). At the time the Merger was consummated (the "Effective Time"), among other things, each outstanding share of HBC Class A common stock, par value $0.001 per share, and each outstanding share of HBC Class B Common Stock, par value $0.001 per share, other than shares held by the Company, HBC or their subsidiaries, was converted into the right to receive 0.85 (the "Exchange Ratio") of a share of Common Stock. Pursuant to the Reorganization Agreement, the stock options outstanding under the Plan at the Effective Time were assumed by the Company as of the Effective Time and are exercisable for shares of Common Stock based on the Exchange Ratio.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Securities Act Rule 428(b)(1).

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PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a)   The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2002, filed with the Commission on March 24, 2003, as amended by Form 10-K/A filed with the Commission on March 27, 2003;

          (b)   The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

          (c)   All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002; and

          (d)   The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated September 25, 1996, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Note Regarding Limitations on Recovery

        The consolidated financial statements and schedule of the Company and its subsidiaries as of December 31, 2001 and for each of the years ended December 31, 2000 and December 31, 2001 included in its annual report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A, and incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, the Company has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference into this registration statement of its audit report included in such annual report. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement. Therefore, such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

Item 4. Description of Securities

        Not applicable.

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Item 5. Interests of Named Experts and Counsel

        O'Melveny & Myers LLP rendered the legal opinion attached as Exhibit 5 hereto. Attorneys at O'Melveny & Myers LLP participating in the preparation of the Form S-4 Registration Statement and this registration statement hold 27,180 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers

        The Company's certificate of incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, its directors are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Delaware law, liability of a director may not be limited (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which the director derives an improper personal benefit. The effect of these provisions of the Company's certificate of incorporation is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (a) through (d) above. This provision does not limit or eliminate the Company's rights or the rights of any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        In the Company's certificate of incorporation, the Company has also agreed to indemnify its directors, officers, employees and agents to the maximum extent provided by applicable law against all costs, liabilities and other losses actually and reasonably incurred or suffered by them arising out of their capacity as a director, officer, employee or agent of the Company or any other corporation for which the Company requests them to serve as a director, officer, employee or agent. The Company's directors, officers, employees and agents are also entitled to an advance of expenses to the maximum extent authorized or permitted by law in advance of the final disposition of any proceeding, subject to, to the extent required by applicable law, the receipt of an undertaking to repay the advancement if the person is ultimately determined not to be entitled to be indemnified.

        Any repeal or limitation of the Company's ability to provide indemnification as described above may not diminish any of their indemnification rights with respect to actions, suits or proceedings relating to transactions or facts occurring before the modification or repeal.

        The Company maintains insurance policies for its directors and officers against certain liabilities arising out of their capacity as a director or officer of the Company. In addition, the Company has entered into an indemnification agreement with each of its officers and directors with respect to losses arising out of their capacity as director or officer, and it is anticipated that similar agreements may be entered into, from time to time, with its future directors and officers.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        See the attached Exhibit Index at page 7, which is incorporated herein by reference.

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Item 9. Undertakings

          (a)   The undersigned Registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 15, 2003.

UNIVISION COMMUNICATIONS INC.

By:	/s/ ROBERT V. CAHILL Robert V. Cahill Vice Chairman and Secretary

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement has been signed below by the following persons in the capacities indicated as of October 15, 2003.

Signature		Title

* A. Jerrold Perenchio		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* George W. Blank		Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Emilio Azcarraga		Director
* Harold Gaba		Director
* Alan Horn		Director
* John G. Perenchio		Director
* Alejandro Rivera		Director
* Ray Rodriguez		Director
Fernando Aguirre		Director
McHenry T. Tichenor, Jr.		Director

*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4	Hispanic Broadcasting Corporation Long-Term Incentive Plan, as Amended (formerly the Heftel Broadcasting Corporation Long-Term Incentive Plan).
5	Opinion of O'Melveny & Myers LLP.
23.1(1)	Consent of Arthur Andersen LLP (consent of independent public accountants).
23.2	Consent of McGladrey & Pullen, LLP (consent of independent public accountants).
23.3	Consent of KPMG LLP (consent of independent auditors).
23.4	Consent of Ernst & Young LLP (consent of independent auditors).
23.5	Consent of O'Melveny & Myers LLP (included in Exhibit 5).
24(2)	Powers of Attorney.

(1)
Omitted pursuant to Rule 437(a)

(2)
Previously included on the signature page to the Company's Registration Statement on Form S-4 (File No. 333-99037) filed with the Commission on August 30, 2002

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EXPLANATORY NOTE
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference
Note Regarding Limitations on Recovery
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX